EXHIBIT 21


SUBSIDIARIES OF CFM TECHNOLOGIES, INC.

                                                               JURISDICTION OF
NAME                                                            INCORPORATION
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CFMT, Inc. ....................................................   Delaware
CFM International Corp. .......................................   Guam
CFM Technologies Limited ......................................   Scotland
CFM Technologies, S.A. ........................................   France
CFM Technologies Limited Singapore Branch .....................   Singapore